DMS Health Technologies, Inc. ACQUISITION OVERVIEW OCTOBER 14, 2015 Exhibit 99.2

FORWARD-LOOKING STATEMENTS “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The presentation and information contained herein contain statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company’s ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully close and execute the acquisition of DMS Health and other acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward- looking statements contained herein. This presentation reflects management’s views as of the date presented. Non-GAAP Financial Measures: The financial information included in this presentation includes Non-GAAP financial measures. Definitions can be found on the Securities and Exchange Commission website at www.sec.gov in Exhibit 99.1 of our form 8-K filed on October 14, 2015. 2

Digirad Strategy Update

Since Digirad's restructuring in early 2013, we have focused on value creation, growth, and cash flow generation. We have stated our growth will come from:

- **Acquisitions**
- **Organic Growth**
- **New Services** (Acquisitions or Organic)

- Since early 2013, we have been delivering on this commitment – returning to consistent profitability, paying a dividend, growing our core revenue base, and executing on key acquisitions that diversify our service offerings while growing revenue
- The DMS Health Technologies acquisition is the next step in this overall strategy

February 2013:
- Core Business Restructured
- Return to Profitability

November 2013:
- Instituted a Regular Quarterly Dividend

March 2014:
- Telerhythmics Acquired
- ~$5+ Million in Revenue
- Cardiac Monitoring Added to Digirad's Service Offerings

March 2015:
- MD Office Solutions Acquired
- ~$3+ Million in Revenue
- North / Central California Geography Added

~ EOY 2015:
- Proposed Acquisition of DMS Health Technologies
- ~$65+ Million in Revenue
- Expands Service Offerings, Geographies and Customer Base

Jan 2013 — Dec 2015

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DMS Health Technologies Overview 4 DMS Health Technologies (DMS Health) is an integrated health care services company headquartered in Fargo, ND providing mobile, fixed-site, and interim imaging as well as imaging and related equipment product sales and support. ● DMS Health Mission:  Improve healthcare delivery by overcoming capacity and access challenges  Provide unparalleled mobile healthcare solutions to its customers  Become a trusted advisor and partner of choice ● Founded in 1972 ● Approximately 250 Employees ● Over $65 million in revenues in 2014 ● Operations throughout the country, with a large concentration in the upper Midwest

DMS Health Technologies Overview 5 DMS Health Technologies, Inc. 2014 Revenue: ~$65M DMS Imaging Division Medical Equipment Services Division Medical Equipment Product Sales Division ● Mobile Imaging  PET/CT  MRI  CT  Nuclear Medicine  Mammography ● Fixed Site Imaging ● Interim / Short Term Imaging ● Exclusive Partner for Philips Imaging Systems in the Region ● Upper Midwest Service Area ● Service Multiple Imaging Modalities ● Exclusive Partner for Philips Imaging and Monitoring Sales in the Region ● Midwest Sales Area ● Ability to Sell Multiple Imaging Modalities and Related Equipment

Pro Forma Customer Map 6 ● The combined Digirad entity will support customers in 42 states ● Though there is some minor overlap in some states, DMS Health’s highest customer concentrations are in the upper Midwest – all new territory for Digirad ● The long-term benefit will be the ability to leverage existing customer relationships in the respective territories for the new array of modalities offered Existing Digirad Customer Territory Existing DMS Customer Territory Combined DMS / Digirad Territories

Pro Forma Combined Company 7 The combined Digirad entity is anticipated to have the following pro forma metrics once closed: ● Annual Revenues: Over $125 Million ● Annual Adjusted EBITDA: Over $17 Million ● Employees: ~650 ● US States Served: 42 ● Annual Dividend Rate Per Share: $0.20

Key Deal Terms 8 Stock Purchase Agreement ● Purchase Price. $36 Million, all cash. ● Closing Conditions. Customary for a transaction of this type. ● Expected Closing. By December 31, 2015. ● Acquisition Funding. Combination of cash on hand and financing arrangement. Digirad Financing Arrangement ● Total Commitment. $40 million. ● Financing Type. Commitment is spread among a revolving line and term loan tranches. ● Asset Base. Accounts receivable, inventory, machinery and equipment, real property. ● Covenants. Customary covenants on liquidity, maximum leverage, etc. ● Financing Partner. Wells Fargo, N.A.

Key Benefits of DMS Health 9 ● Geography. DMS Health has a strong presence in the upper Midwest – which overlays very well with Digirad, with no current services in the area; expanding geographic opportunities for both companies. ● Modalities. PET/CT, MRI, and CT make up the majority of DMS Health’s imaging operations – all modalities that Digirad currently does not offer. These new modalities introduce diversification and service revenue expansion opportunities. ● Customers. DMS Health mainly services hospitals, while Digirad’s core customer class is physician offices. This customer mix addition further diversifies our combined company and provides opportunities to cross sell services. ● Philips Relationship. With a key partner in Philips, Digirad and DMS Health will have the opportunity to expand their combined product sales and service operations present at both companies. ● Management Depth. The current DMS management team is very seasoned in healthcare. Their experience and industry knowledge complements Digirad’s existing strong management team. ● Immediately Accretive and Strategic. This acquisition will be immediately accretive on an adjusted net income and EBITDA basis. In addition, it will allow Digirad to take further advantage of existing tax net operating loss (NOL) carry forwards.